UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C.
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 28, 2011
ALL FUELS & ENERGY COMPANY (Exact name of registrant as specified in its charter)
000-29417 (Commission File No.)
Delaware (State or other jurisdiction of incorporation)	62-1581902 (I.R.S. Employer Identification No.)
6165 N.W. 86th Street, Johnston, Iowa 50131 (Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (515) 331-6509

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
ALL Fuels & Energy Company

Item 5.07 Submission of Matters to a Vote of Security Holders.

             On Friday, October 28, 2011, at 5:00 p.m., Central Time, there was held a special meeting of our shareholders at 6165 N.W. 86th Street, Johnston, Iowa 50131. The special meeting was held for the following purposes:

             1.         To approve the proposal to change our corporate name from All Fuels & Energy Company to “All Energy Corporation”:
Number of Shares Voted For	Number of Shares Voted Against	Number of Abstentions	Broker Non-Vote
71,350,712	767,785	-0-	-0-

             2.         To approve the proposal to effect a reverse stock split of our outstanding common stock at a 1-for-50 ratio, which would not adjust the total number of shares authorized:
Number of Shares Voted For	Number of Shares Voted Against	Number of Abstentions	Broker Non-Vote
69,529,861	2,587,236	4,991	-0-

             3.         To consider and act upon a proposal to approve the ALL Fuels & Energy Company 2011 Stock Incentive Plan:
Number of Shares Voted For	Number of Shares Voted Against	Number of Abstentions	Broker Non-Vote
50,772,183	218,066	17,227	21,114,614

             With the approval of the change of our corporate name and the 1-for-50 reverse split of our common stock, we will effect such changes pursuant to an amendment of our amended and restated certificate of incorporation made in conjunction with our required filings with FINRA relating to our obtaining a new trading symbol for our common stock.

             References made in prior filings to our common stock trading on the Pink Sheets was due to scrivener’s error; our common stock currently trades on the OTC Bulletin Board, symbol: AFSE.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.
Date: October 31, 2011.	ALL FUELS & ENERGY COMPANY

By:	/s/ DEAN E. SUKOWATEY
Dean E. Sukowatey, President and Acting Chief Financial Officer